For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Second Quarter 2013 Results

July 23, 2013, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported net income available to common shareholders for the second quarter of 2013 of $4.4 million, or $0.22 per diluted share, up $2.0 million or 85% over the prior quarter.  Net income available to common shareholders was $2.4 million, or $0.12 per diluted share, for the first quarter of 2013 and $3.0 million, or $0.15 per diluted share, for the second quarter of 2012.  Net income available to common shareholders for the six months ended June 30, 2013 totaled $6.8 million, or $0.34 per diluted share, compared to $7.1 million, or $0.37 per diluted share, for the six months ended June 30, 2012.

Mark Funke, President and CEO, stated, “We are pleased with the progress we have made through the first six months of this year.  Net income available to common shareholders has improved this quarter compared to a year ago and nonperforming assets continue to be reduced.  We have added a number of talented new people to our company and, together with our tenured bankers, are continuing to maintain the highest level of service to our customers, while attracting new relationships to our organization.  I like the momentum we are developing in our company and for our customers.  As we move into the second half of 2013, we will continue to focus attention on improving asset quality, better operating efficiencies and appropriate capital management as we position our company for the future.”

Joe Shockley, CFO, stated, “The Company’s capital position and liquidity remain strong.  During the quarter, we repurchased the common stock warrant issued to the US Treasury as part of the CPP program and it is our intention to redeem our 10.5% Trust Preferred Securities in mid-September 2013, subject to regulatory approval.  The redemption of the Trust Preferred Securities will improve our net interest income by approximately $3.5 million annually.  These actions are continuing steps in restructuring the bank’s balance sheet.”

Financial Overview

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC.  For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

Condition:    At June 30, 2013, total assets were $2.0 billion, down $59.7 million compared to March 31, 2013,  primarily due to a decline in cash and cash equivalents.  Total loans were $1.3 billion, flat from March 31, 2013.

Investment securities of $372.4 million as of June 30, 2013 increased $6.8 million compared March 31, 2013, and $32.0 million compared to a year ago.    The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings.  The investment portfolio continues to be managed in compliance with the current investment policy, including interest rate and liquidity risk stress testing, and the average duration of the portfolio not exceeding four years.

At June 30, 2013, the allowance for loan losses was $40.3 million, a decrease of 6% from March 31, 2013.  The allowance for loan losses to portfolio loans was 3.12% as of June 30, 2013, compared to 3.29% as of March 31,

2013.  The allowance for loan losses to nonperforming loans was 136.44% as of June 30, 2013, compared to 131.78% as of March 31, 2013.

Nonperforming assets were $29.7 million, or 2.30% of portfolio loans and other real estate, as of June 30, 2013,  a decrease of $12.1 million (29%) from $41.8 million, or 3.20% of portfolio loans and other real estate, as of March 31, 2013.  The decrease in nonperforming assets during the second quarter is primarily attributable to the sale of other real estate properties totaling $9.2 million.  One of the transactions resulted in a $1.7 million pre-tax gain during the second quarter.  Other real estate at June 30, 2013 was $145,000 down from $9.4 million at March 31, 2013 and $17.3 million a year ago.  Nonperforming loans decreased by $2.8 million during the quarter.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of June 30, 2013 and March 31, 2013.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at June 30, 2013 and March 31, 2013.  Please see Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and each of its banking subsidiaries, as of June 30, 2013,  exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $345.7 million, for a total risk-based capital ratio of 23.78%, and Tier 1 capital was $326.8 million, for a Tier 1 risk-based capital ratio of 22.48%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $200.3 million.  Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $278.4 million, for a total risk-based capital ratio of 21.79%, and Tier 1 capital of $247.1 million, for a Tier 1 risk-based capital ratio of 19.34%.  Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $150.7 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Second Quarter Results:

Summary:  For the second quarter of 2013, net income available to common shareholders was $4.4 million, compared to $3.0 million for the second quarter of 2012, and $2.4 million for the first quarter of 2013.  The $1.4 million increase in our net income available to common shareholders compared to the second quarter of 2012 is the result of a $3.9 million decrease in noninterest expense, a $1.1 million decrease primarily in dividends on preferred stock due to the repurchase during 2012, a $0.9 million decrease in the provision for loan losses, and a $0.2 million decrease in income tax expense, offset in part by a $4.6 million decrease in net interest income and a $0.1 million decrease in noninterest income.

The $2.0 million increase in net income available to common shareholders compared to the first quarter of 2013 is the result of a $1.5 million decrease in noninterest expense and a $1.4 million decrease in the provision for loan losses, offset in part by a $0.5 million decrease in net interest income and a $0.4 million increase in income taxes.

Net Interest Income:    Net interest income totaled $15.1 million for the second quarter of 2013, compared to $19.7 million for the second quarter of 2012, a decrease of $4.6 million, or 23%, and to $15.6 million for the first quarter of 2013, a decrease of $0.5 million, or 3%.  Net interest margin was 3.07% for the second quarter of 2013, compared to 3.71% for the second quarter of 2012 and 3.16% for the first quarter of 2013.  With the rate environment remaining low in the short to mid-term, earning assets are repricing at lower rates.  Noncovered loans declined $226.3 million, or 15%, from June 30, 2012 and $7.2 million, or 1%, from March 31, 2013 primarily due to a decline in commercial real estate loans.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative) of $0.9 million for the second quarter of 2013, compared to a provision for loan losses of $32,000 for second quarter of 2012 and a provision for loan losses of $0.5 million for the first quarter of 2013.  For the second quarter of 2013, net charge-offs totaled $1.6 million, or 0.50% (annualized) of average portfolio loans, compared to net charge-offs of $1.2 million, or 0.31% (annualized) of average portfolio loans for the second quarter of 2012, and net charge-offs of $4.4 million, or 1.32% (annualized) of average portfolio loans for the first quarter of 2013.

Noninterest Income:  Noninterest income totaled $3.5 million for the second quarter of 2013, compared to $3.6 million for the second  quarter of 2012, and $3.5 million for the first quarter of 2013.  The decrease from second quarter 2012 includes a $0.3 million decrease in service charges and fees, offset in part by a $0.2 million increase in the gain on sales of loans.

Noninterest Expense:    Noninterest expense totaled $12.8 million for the second quarter of 2013, compared to $16.8 million for the second quarter of 2012 and $14.4 million for the first quarter of 2013.

The $3.9 million decrease from second quarter of 2012 consists primarily of a $3.5 million decrease in other real estate expense, which includes $2.3 million recognized as gain on sale of other real estate properties and a $0.7 million decrease in write-downs of other real estate properties during the second quarter of 2013.  Also included in the decline from prior year is a $0.8 million decrease in general and administrative expense, which is primarily the result of decreased consulting fees, legal fees, and miscellaneous expenses, a $0.3 million decrease in FDIC and other insurance expense, and a $0.1 million decrease in provision for unfunded loan commitments, offset in part by a $0.7 million increase in personnel expense.

The $1.6 million decrease from first quarter of 2013 consists primarily of a $1.7 million decrease in other real estate expense, primarily due to the net gains on sales of other real estate properties in the second quarter of this year and lower write-downs of other real estate properties during the quarter.

Income Tax:  Income tax expense totaled $2.2 million for the second quarter of 2013, compared to $2.4 million for the second quarter of 2012 and $1.9 million for the first quarter of 2013.  The income tax expense fluctuates in relation to pre-tax income levels.  The second quarter 2013 effective tax rate was 33.74%, due to a $0.2 million adjustment in reserve for tax credits.

Year-to-date Results:

Summary:  Net income available to common shareholders was $6.8 million as of June 30, 2013, compared to $7.1 million as of June 30, 2012.  The $0.3 million decrease in our net income available to common shareholders from 2012 is the result of a $9.9 million decrease in net interest income, offset in part by a $2.1 million decrease in the provision for loan losses,  a $3.9 million decrease in noninterest expense, a $1.4 million decrease in income tax expense, and a $2.2 million decrease primarily in dividends on preferred stock due to the repurchase during 2012.

Net Interest Income:    Net interest income totaled $30.7 million for the first six months of 2013, compared to $40.6 million for the first six months of 2012, a decrease of $9.9 million, or 24%.  Lower average loan volume was the primary cause of this decrease.  Year-to-date net interest margin was 3.12%, compared to 3.77% for 2012.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision for Loan Losses and Net Charge-offs:    The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses was a credit (or negative) of $0.4 million for the first six months of 2013, compared to an expense of $1.7 million for the first six months of 2012.  Net charge-offs totaled $6.0 million, or 0.91% (annualized) of average portfolio loans year-to-date as of June 30, 2013, compared to $2.5 million, or 0.32% (annualized) of average portfolio loans for the same period 2012.

Noninterest Income:  Noninterest income totaled $7.0 million for the first six months of 2013, compared to $7.1 million for the first six months of 2012.  The decrease consists of a $0.6 million decline in service charges and fees, offset in part by a $0.5 million increase in gains on sales of loans.

Noninterest Expense:    Noninterest expense totaled $27.2 million for the first six months of 2013, compared to $31.1 million for the first six months of 2012.  The decrease consists of a $3.5 million decrease in other real estate expense, which is primarily due to net gains recognized on the sale of other real estate properties combined with decreased expenses associated with other real estate properties.  Also included in the decline from prior year is a $1.3 million decrease in general and administrative expense, which is primarily the result of lower legal fees, consulting fees, other loan costs, and bank exam fees, and a $0.6 million decrease in FDIC and other insurance expense, offset in part by a $1.6 million increase in personnel expense.

Income Tax:  Income tax expense totaled $4.1 million for the first six months of 2013, compared to $5.6 million for the first six months of 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 37.70% as of June 30, 2013.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services are offered from offices in Oklahoma, Texas, and Kansas.  Stillwater National was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At June 30, 2013,  Southwest had total assets of $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $249.4 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its subsidiaries provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of June 30, 2013, approximately $429.4 million, or 33%, of noncovered loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of current and potential healthcare lending business and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Additionally, Southwest also focuses on commercial real estate mortgage and construction lending.  As of June 30, 2013, approximately $0.9 billion, or 73%, of noncovered loans were commercial real estate mortgage and construction loans, including $285.7 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.  Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2013 through the date its financial statements are filed with the Securities and Exchange Commission.  The June  30,  2013 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Second Quarter			First Quarter
QUARTERLY HIGHLIGHTS			%		%
	2013	2012	Change	2013	Change
Operations
Net interest income	$15,134	$19,747	(23)%	$15,606	(3)%
Provision for loan losses	(876)	32	(2,838)	498	(276)
Noninterest income	3,491	3,601	(3)	3,537	(1)
Noninterest expense	12,839	16,769	(23)	14,388	(11)
Income before taxes	6,662	6,547	2	4,257	56
Taxes on income	2,248	2,430	(7)	1,868	20
Net income	4,414	4,117	7	2,389	85
Net income available to common shareholders	4,414	3,011	47	2,389	85
Diluted earnings per share	0.22	0.15	47	0.12	83
Balance Sheet
Total assets	2,031,962	2,264,123	(10)	2,091,694	(3)
Loans held for sale	7,217	23,996	(70)	7,297	(1)
Noncovered portfolio loans	1,289,226	1,498,708	(14)	1,296,317	(1)
Covered portfolio loans	21,646	30,712	(30)	23,601	(8)
Total deposits	1,615,961	1,788,379	(10)	1,677,668	(4)
Total shareholders' equity	249,420	309,003	(19)	250,509	(0)
Book value per common share	12.67	12.64	0	12.72	(0)
Key Ratios
Net interest margin	3.07%	3.71%		3.16%
Efficiency ratio	68.93	71.82		75.16
Total capital to risk-weighted assets	23.78	23.52		23.54
Nonperforming loans to portfolio loans - noncovered	2.29	1.38		2.50
Shareholders' equity to total assets	12.27	13.86		11.98
Tangible common equity to tangible assets*	12.22	10.56		11.93
Return on average assets (annualized)	0.87	0.72		0.46
Return on average common equity (annualized)	7.00	4.92		3.89
Return on average tangible common equity (annualized)**	7.03	5.06		3.90

YEAR-TO-DATE HIGHLIGHTS	Six Months
			%
	2013	2012	Change
Operations
Net interest income	$30,740	$40,596	(24)%
Provision for loan losses	(378)	1,748	(122)
Noninterest income	7,028	7,115	(1)
Noninterest expense	27,227	31,078	(12)
Income before taxes	10,919	14,885	(27)
Taxes on income	4,116	5,557	(26)
Net income	6,803	9,328	(27)
Net income available to common
shareholders	6,803	7,130	(5)
Diluted earnings per share	0.34	0.37	(8)
Balance Sheet
Total assets	2,031,962	2,264,123	(10)
Loans held for sale	7,217	23,996	(70)
Noncovered portfolio loans	1,289,226	1,498,708	(14)
Covered portfolio loans	21,646	30,712	(30)
Total deposits	1,615,961	1,788,379	(10)
Total shareholders' equity	249,420	309,003	(19)
Book value per common share	12.67	12.64	0
Key Ratios
Net interest margin	3.12%	3.77%
Efficiency ratio (GAAP-based)	72.09	65.14
Total capital to risk-weighted assets	23.78	23.52
Nonperforming loans to portfolio loans - noncovered	2.29	1.38
Shareholders' equity to total assets	12.27	13.86
Tangible common equity to tangible assets*	12.22	10.56
Return on average assets (annualized)	0.66	0.81
Return on average common equity (annualized)	5.46	5.87
Return on average tangible common equity (annualized)**	5.49	6.04

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	June 30,	December 31,	June 30,
	2013	2012	2012
Assets
Cash and due from banks	$32,137	$45,045	$39,539
Interest-bearing deposits	266,835	243,034	236,336
Cash and cash equivalents	298,972	288,079	275,875
Securities held to maturity (fair values of $12,188, $13,659, and $13,735, respectively)	11,758	12,797	12,962
Securities available for sale (amortized cost of $361,397, $358,317, and $320,929, respectively)	360,645	364,315	327,416
Loans held for sale	7,217	31,682	23,996
Noncovered loans receivable	1,289,226	1,321,346	1,498,708
Less: Allowance for loan losses	(40,270)	(46,494)	(43,807)
Net noncovered loans receivable	1,248,956	1,274,852	1,454,901
Covered loans receivable (includes loss share: $5,062, $6,714, and $8,096, respectively)	21,646	25,707	30,712
Less: Allowance for loan losses	(82)	(224)	(91)
Net covered loans receivable	21,564	25,483	30,621
Net loans receivable	1,270,520	1,300,335	1,485,522
Accrued interest receivable	6,067	6,365	7,014
Income tax receivable	1,839	24,525	24,974
Premises and equipment, net	21,063	21,691	22,436
Noncovered other real estate	145	11,315	17,263
Covered other real estate	1,666	3,643	3,825
Goodwill	1,214	1,214	1,214
Other intangible assets, net	4,981	4,864	4,760
Other assets	45,875	51,430	56,866
Total assets	$2,031,962	$2,122,255	$2,264,123

Liabilities
Deposits:
Noninterest-bearing demand	$412,176	$424,008	$421,083
Interest-bearing demand	138,502	112,012	119,929
Money market accounts	408,145	423,417	361,839
Savings accounts	38,611	37,693	35,610
Time deposits of $100,000 or more	295,179	351,273	431,317
Other time deposits	323,348	361,175	418,601
Total deposits	1,615,961	1,709,578	1,788,379
Accrued interest payable	1,020	1,116	831
Other liabilities	9,264	13,180	15,470
Other borrowings	74,334	70,362	68,477
Subordinated debentures	81,963	81,963	81,963
Total liabilities	1,782,542	1,876,199	1,955,120

Shareholders' equity
Serial preferred stock - $1,000 par value; 2,000,000 shares authorized;
0, 0, and 70,000 shares issued and outstanding, respectively	-	-	68,837
Common stock - $1 par value; 40,000,000 shares authorized;
19,692,606, 19,529,705, and 19,447,202 shares issued and outstanding, respectively	19,693	19,530	19,447
Additional paid-in capital	99,342	99,705	98,899
Retained earnings	131,896	125,093	119,776
Accumulated other comprehensive income (loss)	(1,511)	1,728	2,044
Total shareholders' equity	249,420	246,056	309,003
Total liabilities and shareholders' equity	$2,031,962	$2,122,255	$2,264,123

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months		For the six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
Interest income
Loans	$16,415	$21,708	$33,421	$45,085
Investment securities	1,594	2,139	3,285	4,085
Other interest-earning assets	255	193	495	377
Total interest income	18,264	24,040	37,201	49,547

Interest expense
Interest-bearing deposits	1,442	2,542	3,094	5,438
Other borrowings	222	222	442	446
Subordinated debentures	1,466	1,529	2,925	3,067
Total interest expense	3,130	4,293	6,461	8,951

Net interest income	15,134	19,747	30,740	40,596

Provision for loan losses	(876)	32	(378)	1,748

Net interest income after provision for loan losses	16,010	19,715	31,118	38,848

Noninterest income
Service charges and fees	2,607	2,931	5,267	5,858
Gain on sales of loans	831	582	1,645	1,117
Gain on investment securities	-	35	-	35
Other noninterest income	53	53	116	105
Total noninterest income	3,491	3,601	7,028	7,115

Noninterest expense
Salaries and employee benefits	8,039	7,354	16,175	14,601
Occupancy	2,679	2,635	5,253	5,180
FDIC and other insurance	400	699	891	1,482
Other real estate, net	(1,394)	2,059	(1,041)	2,431
General and administrative	3,115	4,022	5,949	7,384
Total noninterest expense	12,839	16,769	27,227	31,078
Income before taxes	6,662	6,547	10,919	14,885
Taxes on income	2,248	2,430	4,116	5,557
Net income	$4,414	$4,117	$6,803	$9,328
Net income available to common shareholders	$4,414	$3,011	$6,803	$7,130

Basic earnings per common share	$0.22	$0.15	$0.34	$0.37
Diluted earnings per common share	0.22	0.15	0.34	0.37
Common dividends declared per share	-	-	-	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	June 30, 2013			March 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,296,589	$16,018	4.96%	$1,330,578	$16,514	5.03%
Covered loans	22,361	397	7.12	24,895	492	8.01
Investment securities	374,353	1,594	1.71	380,525	1,691	1.80
Other interest-earning assets	282,067	255	0.36	268,396	240	0.36
Total interest-earning assets	1,975,370	18,264	3.71	2,004,394	18,937	3.83
Other assets	63,390			87,592
Total assets	$2,038,760			$2,091,986

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$126,250	$37	0.12%	$133,600	$45	0.14%
Money market accounts	420,477	190	0.18	419,635	236	0.23
Savings accounts	38,833	12	0.12	38,721	12	0.13
Time deposits	633,647	1,203	0.76	683,159	1,359	0.81
Total interest-bearing deposits	1,219,207	1,442	0.47	1,275,115	1,652	0.53
Other borrowings	71,857	222	1.24	69,728	220	1.28
Subordinated debentures	81,963	1,466	7.15	81,963	1,459	7.12
Total interest-bearing liabilities	1,373,027	3,130	0.91	1,426,806	3,331	0.95

Noninterest-bearing demand deposits	402,224			403,547
Other liabilities	10,561			12,285
Shareholders' equity	252,948			249,348
Total liabilities and shareholders' equity	$2,038,760			$2,091,986

Net interest income and spread		$15,134	2.80%		$15,606	2.88%
Net interest margin (1)			3.07%			3.16%
Average interest-earning assets
to average interest-bearing liabilities	143.87%			140.48%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BLANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the six months ended June 30,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,313,490	$32,532	4.99%	$1,614,980	$43,848	5.46%
Covered loans	23,621	889	7.59	33,951	1,237	7.33
Investment securities	377,422	3,285	1.76	327,180	4,085	2.51
Other interest-earning assets	275,269	495	0.36	191,839	377	0.40
Total interest-earning assets	1,989,802	37,201	3.77	2,167,950	49,547	4.60
Other assets	75,423			153,370
Total assets	$2,065,225			$2,321,320

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$129,905	$82	0.13%	$120,626	$129	0.22%
Money market accounts	420,058	426	0.20	375,289	520	0.28
Savings accounts	38,777	24	0.12	34,609	26	0.15
Time deposits	658,266	2,562	0.78	905,900	4,763	1.06
Total interest-bearing deposits	1,247,006	3,094	0.50	1,436,424	5,438	0.76
Other borrowings	70,798	442	1.26	57,301	446	1.57
Subordinated debentures	81,963	2,925	7.14	81,963	3,067	7.48
Total interest-bearing liabilities	1,399,767	6,461	0.93	1,575,688	8,951	1.14

Noninterest-bearing demand deposits	402,882			383,008
Other liabilities	11,418			49,692
Shareholders' equity	251,158			312,932
Total liabilities and shareholders' equity	$2,065,225			$2,321,320

Net interest income and spread		$30,740	2.84%		$40,596	3.46%
Net interest margin (1)			3.12%			3.77%
Average interest-earning assets
to average interest-bearing liabilities	142.15%			137.59%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2013		2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$786,686	$819,873	$870,977	$898,453	$931,239	$996,486
One-to-four family residential	77,445	73,911	70,952	74,081	74,390	76,287
Real estate construction:
Commercial	158,907	139,462	130,753	206,342	211,098	222,678
One-to-four family residential	5,241	5,015	3,656	3,438	4,184	3,814
Commercial	235,667	232,224	240,498	244,018	263,085	273,324
Installment and consumer:
Guaranteed student loans	4,520	4,576	4,680	4,872	5,153	5,276
Other	27,977	28,553	31,512	32,710	33,555	31,766
Total noncovered loans, including held for sale	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Less allowance for loan losses	(40,270)	(42,639)	(46,494)	(43,607)	(43,807)	(45,023)
Total noncovered loans, net	$1,256,173	$1,260,975	$1,306,534	$1,420,307	$1,478,897	$1,564,608
Covered:
Real estate mortgage:
Commercial	$15,452	$16,970	$18,298	$20,664	$21,472	$22,607
One-to-four family residential	4,253	4,458	4,881	5,059	5,432	5,766
Real estate construction:
Commercial	320	367	382	419	1,627	2,344
Commercial	1,554	1,715	2,037	1,937	2,033	2,401
Installment and consumer	67	91	109	118	148	196
Total covered loans	21,646	23,601	25,707	28,197	30,712	33,314
Less allowance for loan losses	(82)	(214)	(224)	(138)	(91)	(60)
Total covered loans, net	$21,564	$23,387	$25,483	$28,059	$30,621	$33,254
LOANS BY SEGMENT
Oklahoma banking	$656,356	$628,747	$652,121	$704,916	$751,758	$810,217
Texas banking	444,327	495,815	520,481	560,197	588,370	616,455
Kansas banking	210,189	195,355	174,451	192,249	189,292	177,508
Subtotal	1,310,872	1,319,917	1,347,053	1,457,362	1,529,420	1,604,180
Secondary market	7,217	7,298	31,682	34,749	23,996	38,765
Total loans	$1,318,089	$1,327,215	$1,378,735	$1,492,111	$1,553,416	$1,642,945
NONPERFORMING LOANS BY TYPE
Construction & development	$5,989	$6,409	$3,355	$3,436	$3,608	$3,768
Commercial real estate	12,325	13,362	18,337	20,576	4,932	6,821
Commercial	10,719	11,861	15,232	1,791	10,878	2,209
One-to-four family residential	418	651	1,310	949	1,125	1,508
Consumer	64	73	160	131	176	118
Total nonperforming loans - noncovered	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$1,678	$2,000	$2,956	$4,369	$2,979	$3,550
Texas banking	26,294	28,817	33,756	19,940	14,894	5,703
Kansas banking	1,543	1,539	1,682	2,574	2,846	5,171
Total nonperforming loans - noncovered	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
OTHER REAL ESTATE BY TYPE
Construction & development	$145	$215	$215	$445	$2,585	$3,542
Commercial real estate	-	9,207	11,003	14,130	14,129	14,854
One-to-four family residential	-	-	97	108	549	933
Total other real estate - noncovered	$145	$9,422	$11,315	$14,683	$17,263	$19,329
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2013	2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$1,980	$3,393	$6,178	$6,178	$6,273
Texas banking	-	7,227	7,227	7,227	9,162	9,846
Kansas banking	145	215	695	1,278	1,923	3,210
Total other real estate - noncovered	$145	$9,422	$11,315	$14,683	$17,263	$19,329
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$20,745	$19,968	$22,077	$22,565	$25,563	$33,907
Commercial real estate	62,166	60,329	58,549	53,725	71,537	67,654
Commercial	10,136	8,220	12,526	9,305	12,753	23,506
One-to-four family residential	1,071	1,129	1,147	1,157	1,230	1,253
Consumer	-	-	62	-	-	-
Total potential problem loans - noncovered	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$31,495	$32,246	$30,875	$39,606	$48,038	$44,122
Texas banking	58,710	51,978	58,377	43,313	59,368	79,735
Kansas banking	3,913	5,422	5,109	3,833	3,677	2,463
Total potential problem loans - noncovered	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
LOANS OUT OF MARKET
Net balance of loans out of market:
Arizona	$31,564	$33,017	$40,326	$41,255	$39,449	$34,749
Iowa	22,537	22,659	22,826	22,958	23,022	23,130
Kentucky	11,860	10,144	8,691	7,517	9,455	517
California	9,632	10,866	9,791	9,684	9,922	10,252
Mississippi	9,233	9,170	9,239	9,842	-	-
Colorado	8,586	3,067	3,110	3,119	3,111	3,104
South Carolina	7,165	7,205	7,244	7,283	7,320	-
Florida	6,346	6,333	6,254	6,204	6,240	6,269
Tennessee	6,171	6,246	6,204	6,232	6,310	6,368
Ohio	4,759	4,132	10,438	11,182	11,502	12,650
Other	17,455	15,198	19,542	20,565	20,917	25,851
Total loans out of market	$135,308	$128,037	$143,665	$145,841	$137,248	$122,890
Nonperforming loans out of market:
Arizona	$12,167	$13,419	$11,599	$250	$256	$261
New York	1,048	-	-	-	-	-
Florida	264	270	275	281	287	293
Colorado	-	131	131	131	131	131
Other	1	-	59	-	-	-
Total nonperforming out of market	$13,480	$13,820	$12,064	$662	$674	$685
Potential problem loans out of market:
Iowa	$11,719	$11,792	$11,868	$11,941	$11,970	$12,035
New Jersey	1,244	-	-	-	-	-
California	512	524	536	548	559	570
Florida	75	80	85	90	95	100
Arizona	-	-	9,037	-	-	-
Total potential problem out of market	$13,550	$12,396	$21,526	$12,579	$12,624	$12,705
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2013		2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$42,853	$46,718	$43,745	$43,898	$45,083	$44,684
Charge offs	2,072	4,651	722	2,653	2,229	1,936
Recoveries	447	288	610	4,226	1,012	619
Net charge offs (recoveries)	1,625	4,363	112	(1,573)	1,217	1,317
Provision for loan losses	(876)	498	3,085	(1,726)	32	1,716
Balance, end of period	$40,352	$42,853	$46,718	$43,745	$43,898	$45,083
NET CHARGE OFFS BY TYPE
Construction & development	$111	$(19)	$(22)	$(1,823)	$(85)	$(42)
Commercial real estate	7	416	(18)	2,022	91	14
Commercial	1,085	3,751	239	(1,894)	1,228	1,211
One-to-four family residential	363	167	(40)	20	(105)	123
Consumer	59	48	(47)	102	88	11
Total net charge offs (recoveries) by type	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$200	$589	$(261)	$5	$(247)	$1,150
Texas banking	1,356	3,241	305	857	1,139	227
Kansas banking	69	533	68	(2,435)	325	(60)
Total net charge offs (recoveries) by segment	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share data)	Table 7

	2013		2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.22	$0.12	$0.05	$0.22	$0.15	$0.21
Diluted earnings per common share	0.22	0.12	0.05	0.22	0.15	0.21
Book value per common share	12.67	12.72	12.60	12.59	12.35	12.21
Tangible book value per share*	12.60	12.66	12.54	12.53	12.29	12.15
COMMON STOCK
Shares issued and outstanding	19,692,606	19,692,038	19,529,721	19,448,312	19,447,202	19,445,913
OTHER FINANCIAL DATA
Investment securities	$372,403	$365,605	$377,112	$381,499	$340,378	$333,860
Loans held for sale	7,217	7,297	31,682	34,749	23,996	38,765
Noncovered portfolio loans	1,289,226	1,296,317	1,321,346	1,429,165	1,498,708	1,570,866
Total noncovered loans	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Covered portfolio loans	21,646	23,601	25,707	28,197	30,712	33,314
Total assets	2,031,962	2,091,694	2,122,255	2,151,153	2,264,123	2,268,264
Total deposits	1,615,961	1,677,668	1,709,578	1,743,673	1,788,379	1,806,780
Other borrowings	74,334	70,872	70,362	66,694	68,477	55,139
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	249,420	250,509	246,056	244,821	309,003	306,046
Mortgage servicing portfolio	368,825	356,032	343,397	329,184	305,465	301,378
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,306	2,424	2,543	2,664	2,785	2,906
Mortgage servicing rights	2,675	2,445	2,321	2,122	1,975	1,952
Total intangible assets	$6,195	$6,083	$6,078	$6,000	$5,974	$6,072
Intangible amortization expense	$313	$410	$283	$283	$282	$296
DEPOSIT COMPOSITION
Non-interest bearing demand	$412,176	$416,979	$424,008	$429,407	$421,083	$395,141
Interest-bearing demand	138,502	125,914	112,012	113,677	119,929	119,759
Money market accounts	408,145	437,629	423,417	385,296	361,839	349,419
Savings accounts	38,611	39,733	37,693	36,461	35,610	34,679
Time deposits of $100,000 or more	295,179	317,270	351,273	389,969	431,317	464,876
Other time deposits	323,348	340,143	361,175	388,863	418,601	442,906
Total deposits**	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
OFFICES AND EMPLOYEES
FTE Employees	408	412	422	429	430	435
Branches	22	22	22	23	23	23
Loan production offices	1	1	1	2	2	2
Assets per employee	$4,980	$5,077	$5,029	$5,014	$5,265	$5,214
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
Less:
Brokered time deposits	4,904	5,760	9,865	10,197	12,238	13,307
Other brokered deposits	3,422	3,422	3,421	4,421	4,420	6,529
Non-brokered deposits	$1,607,635	$1,668,486	$1,696,292	$1,729,055	$1,771,721	$1,786,944
Plus:
Sweep repurchase agreements	49,334	45,872	45,362	41,694	43,477	30,139
Core funding	$1,656,969	$1,714,358	$1,741,654	$1,770,749	$1,815,198	$1,817,083

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2013		2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.87%	0.46%	0.18%	1.06%	0.73%	0.89%
Return on average common equity (annualized)	7.00	3.89	1.56	7.11	5.03	7.00
Return on average tangible common equity
(annualized)*	7.03	3.90	1.56	7.15	5.06	7.03
Net interest margin (annualized)	3.07	3.16	3.41	3.59	3.71	3.82
Effective tax rate	33.74	43.88	31.45	39.73	37.12	37.50
Efficiency ratio	68.93	75.16	79.68	64.47	71.82	58.73
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$29,513	$32,356	$35,104	$26,493	$20,474	$14,324
90 days past due and accruing	2	-	3,290	390	245	100
Total nonperforming loans	29,515	32,356	38,394	26,883	20,719	14,424
Other real estate	145	9,422	11,315	14,683	17,263	19,329
Total nonperforming assets	$29,660	$41,778	$49,709	$41,566	$37,982	$33,753
Performing restructured	$993	$512	$290	$281	$328	$1,700
Potential problem loans	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
Covered:
Nonaccrual loans	$3,062	$2,873	$3,595	$4,809	$6,067	$7,015
90 days past due and accruing	-	-	-	353	-	-
Total nonperforming loans	3,062	2,873	3,595	5,162	6,067	7,015
Other real estate	1,666	2,243	3,643	4,142	3,825	4,694
Total nonperforming assets	$4,728	$5,116	$7,238	$9,304	$9,892	$11,709
Performing restructured	$1,800	$1,854	$2,523	$2,548	$1,701	$-
Potential problem loans	$3,352	$3,986	$3,155	$1,621	$1,573	$553
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	0.50%	1.32%	0.03%	(0.42)%	0.31%	0.32%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	2.30%	3.20%	3.73%	2.88%	2.51%	2.12%
Nonperforming loans to portfolio loans	2.29	2.50	2.91	1.88	1.38	0.92
Allowance for loan losses to portfolio loans	3.12	3.29	3.52	3.05	2.92	2.87
Allowance for loan losses to
nonperforming loans	136.44	131.78	121.10	162.21	211.43	312.14
Covered:
Nonperforming assets to portfolio loans and
other real estate	20.28%	19.80%	24.66%	28.77%	28.64%	30.81%
Nonperforming loans to portfolio loans	14.15	12.17	13.98	18.31	19.75	21.06
Allowance for loan losses to portfolio loans	0.38	0.91	0.87	0.49	0.30	0.18
Allowance for loan losses to
nonperforming loans	2.68	7.45	6.23	2.67	1.50	0.86
CAPITAL RATIOS
Average total shareholders' equity to
average assets	12.41%	11.92%	11.61%	12.31%	13.56%	12.99%
Leverage ratio	16.10	15.59	15.01	14.49	16.84	16.20
Tier 1 capital to risk-weighted assets	22.48	22.25	20.28	19.36	22.24	21.21
Total capital to risk-weighted assets	23.78	23.54	21.56	20.64	23.52	22.49
Tangible common equity to tangible assets***	12.22	11.93	11.54	11.33	10.56	10.42
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8 Continued

	2013		2012
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
REGULATORY CAPITAL DATA
Tier I capital	$326,831	$324,659	$319,665	$317,665	$382,263	$378,949
Total capital	345,717	343,562	339,964	338,739	404,252	401,808
Total risk adjusted assets	1,453,878	1,459,465	1,576,521	1,641,121	1,719,058	1,786,282
Average total assets	2,030,064	2,082,789	2,130,035	2,192,579	2,269,640	2,339,784
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$249,420	$250,509	$246,056	$244,821	$309,003	$306,046
Less:
Goodwill	1,214	1,214	1,214	1,214	1,214	1,214
Preferred stock	-	-	-	-	68,837	68,644
Tangible common equity	$248,206	$249,295	$244,842	$243,607	$238,952	$236,188
Total assets	$2,031,962	$2,091,694	$2,122,255	$2,151,153	$2,264,123	$2,268,264
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$2,030,748	$2,090,480	$2,121,041	$2,149,939	$2,262,909	$2,267,050
Tangible common equity to tangible assets	12.22%	11.93%	11.54%	11.33%	10.56%	10.42%

Balance sheet amounts and ratios are as of period end unless otherwise noted.